Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the North Capital Funds Trust hereby certifies, to such officer’s knowledge, that the report on Form N-CSR of the North Capital Funds Trust for the period ended October 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable,  and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the North Capital Funds Trust for the stated period.             .

/s/ James P. Dowd James P. Dowd President of Trust North Capital Funds Trust
Dated: 1/5/2021

/s/ Christopher Kellett Christopher Kellett Treasurer of Trust North Capital Funds Trust
Dated: 1/5/2021

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by North Capital Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.